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                                                           Exhibit 23.2




      CONSENT OF COOPERS & LYBRAND L.L.P., INDEPENDENT ACCOUNTANTS


         We consent to the incorporation by reference in the Registration Statement of Penederm Incorporated on Form S-3 (File No. 333-22991) and Form S-8 (File Nos. 33-76100 and 33-92884) of our report dated January 20, 1995 on our audit of the statement of operations, shareholders' equity and cash flows of Penederm Incorporated for the year ended December 31, 1994 which report is included in the Registrant's Annual Report on Form 10-K.


                                             /s/ Coopers & Lybrand L.L.P.


        San Jose, California
        March 12, 1997